UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 9, 2017, ICU Medical, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K, as amended on April 21, 2017 and August 10, 2017, to report under Item 2.01 thereof the closing on February 3, 2017 of the acquisition by the Company of Hospira Infusion Systems (“HIS”), Pfizer Inc.’s global infusion therapy business.

The Company is filing this Current Report on Form 8-K in order to make publicly available certain audited financial statements of HIS and certain unaudited pro forma financial information of the Company reflecting the acquisition of HIS described in Items 9.01(a) and 9.01(b) below and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited combined statements of income (loss) and comprehensive income (loss), business unit equity, and cash flows of Pfizer Infusion Systems for the years ended December 31, 2016 and 2015, and the related notes are attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

Unaudited pro forma combined financial information of the Company giving pro forma effect to the acquisition of HIS for the year ended December 31, 2017 are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG

99.1	Audited combined statements of income (loss) and comprehensive income (loss), business unit equity, and cash flows of Pfizer Infusion Systems for the years ended December 31, 2016 and 2015, and the related notes.

99.2	Unaudited pro forma combined financial information of the Company giving pro forma effect to the acquisition of HIS for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	ICU MEDICAL, INC.

	By:	/s/ Scott E. Lamb
	Name:	Scott E. Lamb
	Title:	Chief Financial Officer and Treasurer